SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

July 14, 2004
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29472 (Commission Identification Number)	23-1722724 (IRS Employer Identification Number)

1345 ENTERPRISE DRIVE
WEST CHESTER, PA 19380
(Address of principal executive offices and zip code)

(610) 431-9600
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURES
PRESS RELEASE

ITEM 5. OTHER EVENTS

On July 14, 2004, Amkor Technology, Inc. announced that its settlement with Koninklijke Philips Electronics (“Philips”) on pending litigation involving allegedly defective epoxy mold compound manufactured by Sumitomo Bakelite (“Sumitomo”) has been set aside by the California Superior Court. Under terms of the previously announced settlement, Amkor had agreed to pay Philips $1.5 million plus a contingent amount ranging between $0.0 and $2.0 million based on the resolution of Philips’ claims against Sumitomo. However, the court determined that Philips did not knowingly agree to the terms of the settlement that all parties had affirmed in open court, set aside the settlement and ordered the parties to a settlement conference that was held on July 9, 2004. This conference did not result in a renewed settlement, and the trial of Philips’ claims against Amkor and Sumitomo has been rescheduled to start on August 2, 2004.

The July 14, 2004 press release is included herein as Exhibit 99.1.

Exhibit Index:

99.1      Text of Press Release dated July 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chief Financial Officer

Dated: July 15, 2004